Exhibit 99.4

ALTRIA GROUP, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

For the Years Ended December 31, 2010, 2009 and 2008

(in millions)

Col. A	Col. B	Col. C		Col. D	Col. E
		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Period
			(a)	(b)
2010:
CONSUMER PRODUCTS:
Allowance for discounts	$—	$606	$—	$606	$—
Allowance for doubtful accounts	3	—	—	3	—
Allowance for returned goods	47	86	—	87	46

	$50	$692	$—	$696	$46

FINANCIAL SERVICES:
Allowance for losses	$266	$—	$—	$64	$202

2009:
CONSUMER PRODUCTS:
Allowance for discounts	$—	$593	$—	$593	$—
Allowance for doubtful accounts	3	—	—	—	3
Allowance for returned goods	4	104	15	76	47

	$7	$697	$15	$669	$50

FINANCIAL SERVICES:
Allowance for losses	$304	$15	$—	$53	$266

2008:
CONSUMER PRODUCTS:
Allowance for discounts	$—	$492	$—	$492	$—
Allowance for doubtful accounts	3	—	—	—	3
Allowance for returned goods	2	6	—	4	4

	$5	$498	$—	$496	$7

FINANCIAL SERVICES:
Allowance for losses	$204	$100	$—	$—	$304

Notes:

(a)	Related to the acquisition of UST LLC
(b)	Represents charges for which allowances were created